Exhibit 10.7

                         NINTH AMENDMENT
                               TO
             REVOLVING CREDIT AND SECURITY AGREEMENT




          NINTH AMENDMENT ("Ninth Amendment") dated as of April 26, 1996 to (i) Revolving Credit and Security Agreement dated as of
May 13, 1994 (as amended and waived to the date hereof and as may be further amended, supplemented, modified or waived from time to time, the "Loan Agreement") by and among ALLSTATE FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia ("Borrower"), IBJ SCHRODER BANK & TRUST COMPANY ("IBJS"), the other lenders party to the Loan Agreement (IBJS, and each of the other lenders which may now or in the future be a party to the Loan Agreement, the "Lenders") and IBJS, as agent for the Lenders (IBJS, in such capacity, the "Agent") and (ii) Security Agreement dated as of May 13, 1994 (as amended and waived to the date hereof and as may be further amended, supplemented, modified or waived from time to time, the "Security Agreement") by and among Agent and RECEIVABLE FINANCING CORPORATION, LIFETIME OPTIONS, INC., A VIATICAL SETTLEMENT
COMPANY, BUSINESS FUNDING OF AMERICA, INC., PREMIUM SALES NORTHEAST, INC., BUSINESS FUNDING OF FLORIDA, INC., SETTLEMENT SOLUTIONS, INC. and AFC HOLDING CORPORATION (each of which individually is referred to as a "Guarantor" and, collectively, the "Guarantors").

                         BACKGROUND


          Borrower has requested that Agent and Lenders amend certain provisions of the Loan Agreement and the Agent and the Lenders are willing to do so on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan
Agreement.

          2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan
Agreement is hereby amended as follows:

          (a) Section 1.2 of the Loan Agreement is hereby amended as follows:

                 (i) the following defined terms are hereby added in their appropriate alphabetical order:

                 "Additional Equipment Value Advances" shall mean the Advances made pursuant to Section 2.2A(a) hereof.

                 "Additional Equipment Value Borrowing Period" shall have the meaning set forth in Section 2.2A(a) hereof.

                 "Eligible Client Funded Inventory" shall have the meaning set forth in Section 2.2B(a) hereof.

                 "Inventory Borrowing Base" shall have the meaning set forth in Section 2.2B(a).

                 "Inventory Collateral Assignment of Security" shall mean the agreement executed by Borrower in favor of Agent pursuant to which all rights of Borrower under each Inventory Collateral
Funding Repayment Agreement and related documents (including all UCC-1 Financing Statements) are collaterally assigned to Agent for its benefit and the benefit of the Lenders.

                 "Inventory Collateral Funding Repayment Agreement" shall mean an Inventory Collateral Funding Repayment Agreement and such other agreements in substantially the forms attached hereto as
Exhibit 1.2(d) entered into between Borrower and a Client, together with such modifications thereto as Borrower may from time to time deem appropriate or desirable and such other agreements to be approved by Agent in its sole reasonable discretion; provided, however, that, no such modifications can be made without Agent's approval following the occurrence and during the continuance of an Event of Default, such approval not to be unreasonably withheld.

                 "Inventory Value Advances" shall mean Advances made pursuant to Section 2.2B(a) hereof.

                 "Inventory Value Borrowing Period" shall have the meaning set forth in Section 2.2B(a) hereof.

                 "Maximum Additional Equipment Value Advance Amount" shall mean (i) during the Additional Equipment Value Borrowing Period, the sum of (x) $2,000,000 and (y) an amount equal to the actual principal amount of Equipment Value Advances repaid (other than regularly scheduled monthly amortization payments) or prepaid during the Additional Equipment Value Borrowing Period not to exceed $2,000,000 and (ii) on and after April 1, 1996, the aggregate outstanding principal amount of Additional Equipment
Value Advances made pursuant to Section 2.2A.

                 "Maximum Inventory Value Advance Amount" shall mean
$2,500,000.

                 "Ninth Amendment" shall mean the Ninth Amendment to Revolving Credit and Security Agreement dated as of April 26,
1996.

                 "Ninth Amendment Effective Date" shall mean the date on which all of the conditions set forth in Section 4 of the Ninth
Amendment are satisfied or waived in writing by Agent.

                 (ii) the following defined terms are hereby amended in their entirety to provide as follows:

                 "Advances" shall mean and include, without duplication, the Revolving Advances, the Inventory Value Advances, the
Equipment Value Advances, the Additional Equipment Value Advances and Letters of Credit.

                 "Maximum Revolving Advance Amount" shall mean
$25,000,000.00 less the sum of (x) outstanding Equipment Value
Advances, (y) outstanding Additional Equipment Value Advances and
(z) outstanding Inventory Value Advances.

                 "Other Documents" shall mean the Revolving Credit Note, Stock Pledge Agreements, Guaranty, Security Agreement, Collateral
Assignment of Security, Equipment Collateral Assignment of
Security, Inventory Collateral Assignment of Security and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                 "Revolving Advances" shall mean Advances made other than Letters of Credit but inclusive of Equipment Value Advances,
Additional Equipment Value Advances and Inventory Value Advances.

                 (iii) Clause (p) of the definition of "Eligible Receivables" is hereby amended by deleting the words "15% of Tangible Net Worth" appearing therein and inserting in lieu thereof the words "15% of the sum of Tangible Net Worth and the aggregate principal amount of outstanding Convertible, Senior Subordinated Notes".

          (b) Section 2.1(a) of the Loan Agreement is hereby amended by inserting "(other than Equipment Value Advances, Additional
Equipment Value Advances and Inventory Value Advances)" after the words "Revolving Advances" appearing in the third line thereof.

          (c) Section 2.2(a) of the Loan Agreement is hereby amended by deleting the last sentence thereof in its entirety and inserting the following in lieu thereof:

                 "Any repayment (other than regularly scheduled monthly amortization payments) or prepayment of Equipment Value
                        Advances made after the end of the Equipment
                 Value Borrowing Period shall be applied in inverse order of maturity to the then remaining monthly amortization of Equipment Value Advances."

          (d) Section 2.2(b) of the Loan Agreement is hereby amended by (x) replacing clause (ii)(1) thereof in its entirety with "(i) the aggregate principal amount of Equipment Value Advances outstanding shall not exceed the lesser of" and (y) by deleting the word "and" appearing immediately before clause (ii)(2) thereof and inserting immediately after the figure "$25,000,000" appearing at the end thereof the following:

                 ", and (3) the sum of the aggregate principal amount of Equipment Value Advances outstanding and the aggregate principal amount of Additional Equipment Value Advances outstanding shall not exceed $4,924,167 less regularly scheduled monthly amortization payments on and after the Ninth Amendment Effective Date with respect to Equipment Value Advances and Additional Equipment Value Advances".

          (e) The Loan Agreement is hereby amended by inserting the following new Sections 2.2A and 2.2B immediately after Section
2.2:

                 "2.2A    Additional Equipment Value Advances.   (a) Subject
                 to the terms and conditions of this Agreement, each Lender, severally and not jointly, agrees to make loans to Borrower ("Additional Equipment Value Advances") to permit Borrower to make loans or advances to Clients secured by Client Funded Equipment in aggregate amounts outstanding at any time equal to such Lender's
                 Commitment Percentage of the lesser of (i) the Maximum Additional Equipment Value Advance Amount, (ii) eighty-five percent (85%) of the aggregate amount from time to time outstanding of actual cash advances by Borrower to Clients which is secured by Client Funded Equipment or
                 (iii) sixty percent (60%) of the liquidation value of such Client Funded Equipment; provided, however, that under no circumstances shall Additional Equipment Value Advances be made against Client Funded Equipment unless Borrower has recorded on its books and records and actually made advances or loans to a Client pursuant to the applicable Collateral Funding Repayment Agreement. Additional Equipment Value Advances shall only be made on and after the Ninth Amendment Effective Date and on or prior to March 31, 1997 (the "Additional Equipment
                 Value Borrowing Period").  During the Additional
                 Equipment Value Borrowing Period, Borrower may use the Additional Equipment Value Advances by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Additional Equipment Value Advance requested by Borrower shall, to the extent Lenders make such Additional Equipment Value Advance, be made available to Borrower on the day so requested by way of credit to Borrower's Operating Account, or such other bank as Borrower may designate following notification to Agent, in immediately available federal or other immediately available funds. The aggregate principal amount of Additional Equipment Value Advances outstanding on the last day of the Equipment Value Borrowing Period will be amortized on the basis of a thirty-six (36) month amortization schedule and shall be payable in equal monthly installments commencing on March 31, 1997 and on the last day of each month thereafter with the balance payable upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement.
                 Any repayment or prepayment of Additional Equipment
                 Value Advances made after the end of the Additional Equipment Value Borrowing Period shall be applied in direct order of maturity to the then remaining monthly amortization of Additional Equipment Value Advances.

                 (b) The agreement of Lenders to make each Additional Equipment Value Advance is subject to satisfaction of the following conditions precedent: (i) receipt by Agent of (1) copies of all documentation and appraisals required to be delivered by a Client to Borrower pursuant to the applicable Collateral Funding Repayment Agreement, (2) evidence that such Client has obtained insurance covering the theft, destruction or other loss of the Client Funded Equipment and (3) such other documentation and evidence that Agent may reasonably request, including, without limitation, copies of UCC-1 financing statements filed in accordance with Section
                 6.10 hereof or evidence that such financing statements have been filed in accordance therewith and (ii) after giving effect thereto (1) the aggregate principal amount of Additional Equipment Value Advances outstanding shall not exceed the lesser of (i) the Maximum Additional Equipment Value Advance Amount, (ii) eighty-five percent (85%) of the aggregate amount from time to time outstanding of actual cash advances made by Borrower to Clients which is secured by Client Funded Equipment in accordance with the Collateral Funding Repayment Agreement or (iii) sixty percent (60%) of the liquidation value of such Client Funded Equipment, (2) the aggregate outstanding Advances shall not exceed $25,000,000, and (3) the sum of the aggregate principal amount of Equipment Value Advances outstanding and the aggregate principal amount of Additional Equipment Value Advances outstanding shall not exceed $4,924,167 less regularly scheduled monthly amortization payments on and after the Ninth Amendment Effective Date with respect to Equipment Value Advances and Additional Equipment Value Advances."

                 "2.2B    Inventory Value Advances.   (a) Subject to the
                 terms and conditions of this Agreement, each Lender, severally and not jointly, agrees to make loans to Borrower ("Inventory Value Advances") to permit Borrower to make loans or advances to Clients secured by Eligible Client Funded Inventory (as defined below) in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (i) the Maximum Inventory Value Advance Amount or (ii) (x) to the extent (but only to the extent) that the aggregate amount from time to time outstanding of actual cash advances by Borrower to Clients which is secured by Eligible Client Funded Inventory is equal to or less than fifty percent (50%) of the liquidation value of such Eligible Client Funded Inventory, thirty percent (30%) of the aggregate amount from time to time outstanding of such actual cash advances by Borrower to Clients secured by such Eligible Client Funded Inventory and (y) to the extent (but only to the extent) that the aggregate amount from time to time outstanding of actual cash advances by Borrower to Clients which is secured by Eligible Client Funded Inventory exceeds 50% of the liquidation value of such Eligible Client Funded Inventory, twenty-five percent (25%) of the aggregate amount from time to time outstanding of such actual cash advances by Borrower to Clients secured by such Eligible Client Funded Inventory (the sum of preceding clauses (ii)(x) and (y), the "Inventory Borrowing Base"); provided, however, that under no circumstances shall Inventory Value Advances be made against Eligible Client Funded Inventory unless Borrower has recorded on its books and records and actually made advances or loans to a Client pursuant to the applicable Inventory Collateral Funding Repayment Agreement. "Eligible Client Funded Inventory" shall mean, with respect to any Client, all of such Client's raw materials inventory and finished goods inventory to the extent (i) Borrower provides Agent with a written description thereof in reasonable detail and a written request that such inventory be treated as Eligible Client Funded Inventory and (ii) Agent does not, within two business days of its receipt of such description and request, notify Borrower in writing that, in the exercise of Agent's sole, reasonable discretion, such inventory (or a specified portion thereof) does not constitute Eligible Client Funded Inventory. Notwithstanding the foregoing, Borrower acknowledges and agrees that dynamic random access memory chips shall not constitute Eligible Client Funded Inventory unless Agent (in the exercise of its sole and absolute discretion) affirmatively consents thereto in writing.

                 Inventory Value Advances shall only be made on and after the Ninth Amendment Effective Date and on or prior to the last day of the Term (the "Inventory Value
                 Borrowing Period"). During the Inventory Value Borrowing Period, Borrower may use the Inventory Value Advances by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Inventory Value Advance requested by Borrower shall, to the extent Lenders make such Inventory Value Advance, be made available to Borrower on the day so requested by way of credit to Borrower's Operating Account, or such other bank as Borrower may designate following notification to Agent, in immediately available federal or other immediately available funds. The aggregate principal amount of Inventory Value Advances outstanding on the last day of the Term shall be payable in full upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement.

                 (b) The agreement of Lenders to make each Inventory Value Advance is subject to satisfaction of the following conditions precedent: (i) receipt by Agent of (1) copies of all documentation and appraisals required to be delivered by a Client to Borrower pursuant to the applicable Inventory Collateral Funding Repayment Agreement, (2) evidence that such Client has obtained insurance covering the theft, destruction or other loss of the Client Funded Inventory, (3) a copy of a duly executed inventory management or inventory control agreement among Borrower, the applicable Client and DiversiCorp, Inc. (or another third party collateral monitoring firm selected by Borrower and reasonably satisfactory to Agent) and (4) such other documentation and evidence that Agent may reasonably request, including, without limitation, copies of UCC-1 financing statements filed in accordance with Section 6.10 hereof or evidence that such financing statements have been filed in accordance therewith and (ii) after giving effect thereto (1) the aggregate principal amount of Inventory Value Advances outstanding shall not exceed the lesser of (i) the Maximum Inventory Value Advance Amount or (ii) the Inventory Borrowing Base, and (2) the aggregate outstanding Advances shall not exceed $25,000,000."

          (f) Section 2.4 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                 "2.4   Maximum Advances (other than Equipment Value
                                Advances, Additional Equipment Value Advances
                 and Inventory Value Advances).

                 The aggregate balance of Advances (other than Equipment Value Advances, Additional Equipment Value Advances and
                        Inventory Value Advances) outstanding at any time
                 shall not exceed the lesser of (x) the Maximum Revolving Advance Amount and (y) the Borrowing Base."

          (g) The Loan Agreement is hereby amended by inserting the following new Sections 2.5A and 2.5B immediately after Section
2.5:

                 "2.5A    Maximum Additional Equipment Value Advances.  The
                 aggregate balance of the Additional Equipment Value Advances outstanding at any time shall not exceed the lesser of (i) the Maximum Additional Equipment Value Advance Amount, (ii) eighty-five percent (85%) of the aggregate amount from time to time outstanding of actual cash advances by Borrower to Clients secured by Client Funded Equipment or (iii) sixty percent (60%) of the liquidation value of such Client Funded Equipment."

                 "2.5B    Maximum Inventory Value Advances.  The aggregate
                 balance of the Inventory Value Advances outstanding at any time shall not exceed the lesser of (i) the Maximum Inventory Value Advance Amount or (ii) the Inventory Borrowing Base."

          (h) Section 2.6 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                 "2.6   Repayment of Excess Advances. The aggregate balance
                 of Advances (other than Equipment Value Advances, Additional Equipment Value Advances and Inventory Value Advances), Equipment Value Advances, Additional
                 Equipment Value Advances and Inventory Value Advances, as the case may be, outstanding at any time in excess of the maximum permitted under Section 2.4, Section 2.5,
                 Section 2.5A or Section 2.5B, as applicable, shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred."

          (i) Clause (i) of Section 2.8 of the Loan Agreement is hereby amended by inserting "(other than Equipment Value
Advances, Additional Equipment Value Advances and Inventory Value
Advances)" after the words "Revolving Advances" appearing therein.

          (j) The second sentence of Section 2.10(c) of the Loan Agreement is hereby amended by inserting "(other than Equipment Value Advances, Additional Equipment Value Advances and Inventory Value Advances)" after the words "Revolving Advances" appearing therein.

          (k) Section 2.12(a) of the Loan Agreement is hereby amended by deleting the words "and/or Equipment Value Advance" after the words "Revolving Advance" appearing in the first sentence thereof and inserting in lieu thereof the words ", Equipment Value
Advance, Additional Equipment Value Advance and/or Inventory
Value Advance".

          (l) Section 2.12 (e) of the Loan Agreement is hereby amended by deleting the words "and, subject to Section 2.2 hereof, Equipment Value Advances, as applicable," after the words "Revolving Advances" appearing in the first sentence thereof and inserting in lieu thereof the words "and, subject to Sections 2.2, 2.2A and 2.2B hereof, to Equipment Value Advances, Additional Equipment Value Advances and Inventory Value Advances, as the case may be, as applicable,".

          (m) Clauses (i), (ii), (iii) and (iv) of Section 2.12(f) of the Loan Agreement and Sections 2.12(g) and 2.12(h) of the Loan
Agreement are hereby amended by inserting the words ", Equipment
Value Advances, Additional Equipment Value Advances and/or
Inventory Value Advances (as the case may be)" immediately after the words "Revolving Advances" each place they appear therein.

          (n) Clauses (i), (vi), (vii), (viii) and (xi) of Section 4.15(f)(2) of the Loan Agreement are hereby amended by inserting
", the Inventory Collateral Funding Repayment Agreements, if any," after the words "the Collateral Funding Repayment
Agreements, if any," each place they appear.

          (o) Section 4.15(g) of the Loan Agreement is hereby amended by inserting the words ", the Inventory Collateral Funding
Repayment Agreements, if any," after the words ", the Collateral
Funding Repayment Agreements, if any," appearing in the second sentence thereof.

          (p) Section 4.16 (c) of the Loan Agreement is hereby amended by (x) redesignating clause (iii) thereof as clause (v) and (y) inserting the following new clauses (iii) and (iv) after clause (ii) thereof:

          ", (iii) deposit proceeds of Additional Equipment Value Advances made pursuant to Section 2.2A hereof for use in accordance with the provisions of Section 2.2A hereof, (iv) deposit proceeds of Inventory Value Advances made pursuant to Section 2.2B hereof for use in accordance with Section 2.2B hereof"

          (q) Section 6.10 of the Loan Agreement is hereby amended by deleting the words "and applicable Collateral Funding Repayment
Agreement, if any" and inserting the words ", applicable
Collateral Funding Repayment Agreement and/or applicable
Inventory collateral Funding Repayment Agreement, if any," in lieu thereof.

          (r) Section 7.5(d) of the Loan Agreement is hereby amended by deleting the words "or Collateral Funding Repayment
Agreements" appearing before clause (i) thereof and inserting the
       words ", Collateral Funding Repayment Agreements, if any, or Inventory Collateral Funding Repayment Agreements, if any," in lieu thereof.

          (s) Section 7.5(d)(ii) of the Loan Agreement is hereby amended by deleting the words "or Collateral Funding Repayment
Agreement, as the case may be" and inserting the words "or, if applicable, its Collateral Funding Repayment Agreement or its Inventory Collateral Funding Repayment Agreement," in lieu thereof.

          (t) Section 8.2(c) of the Loan Agreement is hereby amended by deleting the words "or Section 2.5 hereof, as applicable" and inserting the words ", Section 2.5, Section 2.5A or Section 2.5B, as applicable" in lieu thereof.

          (u) Section 9.2 of the Loan Agreement is hereby amended by replacing the word "and" immediately before subsection "(d)" with "," and inserting a new subsection "(e)" to read in its entirety as follows:

          "and (e) a schedule of loans made by Borrower to its Clients which are secured by Eligible Client Funded
          Inventory stating the name of the Client to which such loans are made and the dollar amount thereof".

          (v) Section 10.13 of the Loan Agreement is hereby amended by inserting the words "or Inventory Collateral Assignment of Security," after the words "Equipment Collateral Assignment of Security".

          (w) Clause (ii) of Section 15.2(b) of the Loan Agreement is hereby amended by inserting the words ", the Maximum Additional
Equipment Value Advance Amount, the Maximum Inventory Value
Advance Amount" after the words "Maximum Equipment Value Advance
Amount" appearing therein.

          3. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Security Agreement is hereby amended as follows:

          (a) Section 3(b) of the Security Agreement is hereby amended by inserting the words "and Inventory Collateral Funding Repayment Agreement" after the words "Collateral Funding Repayment Agreement".

          (b) Clauses (i), (vi), (vii), (viii) and (xi) of Section 6(2) of the Security Agreement are hereby amended by inserting the words "Inventory Collateral Funding Repayment Agreements, if any," after the words "Collateral Funding Repayment Agreements, if any," each place they appear.

          4. Conditions of Effectiveness. This Ninth Amendment shall become effective as of the date first above written (the "Ninth

Amendment Effective Date") upon receipt by the Agent of
(i) this Ninth Amendment duly executed by Borrower and the Required Lenders and consented to by each of the Guarantors, (ii) three (3) copies of the Inventory Collateral Assignment of Security duly executed by Borrower, (iii) a copy of the Inventory Collateral Funding Repayment Agreement in the form attached as Exhibit A hereto (which form shall, on the Ninth Amendment Effective Date, be deemed to be Exhibit 1.2(d) attached to the Loan Agreement (without further action by Borrower, Agent or any Lender)) and (iv) a payment for the ratable benefit of the Lenders of an amendment fee in the amount of $7,500.

          5. Representations and Warranties. Borrower hereby represents and warrants as of the Ninth Amendment Effective Date as follows:

                 (a) This Ninth Amendment and the Loan Agreement, as amended hereby constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                 (b) After giving effect to this Ninth Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Ninth Amendment
          Effective Date.

                 (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Ninth Amendment.

                 (d) Borrower has no defense, counterclaim or offset to the Obligations.

          6.     Effect on the Loan Agreement and the Security Agreement.

          (a) Upon the effectiveness of Sections 2 and 3 hereof, each reference in the Loan Agreement or the Security Agreement, as the case may be, to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan
Agreement or the Security Agreement, as the case may be, as amended hereby.

          (b)     Except as specifically amended herein, the Loan
Agreement, the Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Ninth Amendment shall not operate as a waiver of any right, power or remedy of Agent and Lenders, nor constitute a waiver of any provision of the Loan Agreement, the Security Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

          7. Governing Law. This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

          8. Headings. Section headings in this Ninth Amendment are included herein for convenience of reference only and shall not constitute a part of this Ninth Amendment for any other purpose.

          9. Counterparts; Telecopy Signatures. This Ninth Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.



          IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Ninth Amendment as of the day and year first above written.

                               IBJ SCHRODER BANK & TRUST COMPANY
                               as Agent and Lender


                               By:_______________________
                                  Name:
                                  Title:

                               NATIONAL CANADA FINANCE CORP., a Lender


                               By:_______________________
                                  Name:
                                  Title:


                               By:_______________________
                                  Name:
                                  Title:

                               ALLSTATE FINANCIAL CORPORATION


                               By: ___________________________
                                   Name:  Craig Fishman
                                   Title:  Senior Vice President


                      [SIGNATURES CONTINUED ON NEXT PAGE]

CONSENTED AND AGREED TO:

LIFETIME OPTIONS, INC., A
VIATICAL SETTLEMENT COMPANY


By: ___________________________
    Name:  Craig Fishman
    Title: President

PREMIUM SALES NORTHEAST, INC.             AFC HOLDING CORPORATION


By: ___________________________           By:______________________________
    Name:  Craig Fishman                     Name:  Craig Fishman
    Title:  Senior Vice President            Title: Senior Vice President

RECEIVABLE FINANCING CORPORATION


By: ___________________________
    Name:                      Craig Fishman
    Title:                     Senior Vice President

BUSINESS FUNDING OF FLORIDA, INC.


By: ___________________________
    Name:                      Craig Fishman
    Title:                     Senior Vice President

BUSINESS FUNDING OF AMERICA, INC.


By: ___________________________
    Name:                      Craig Fishman
    Title:                     Senior Vice President

SETTLEMENT SOLUTIONS, INC.


By:______________________________
   Name:                       Craig Fishman
   Title:                      Senior Vice President